EXHIBIT 21

                    ROSTER OF SUBSIDIARIES OF THE COMPANY


Pier 1 Assets, Inc., a Delaware corporation

     Pier 1 Licensing, Inc., a Delaware corporation

          Pier 1 Imports (U.S.), Inc., a Delaware corporation

               Pier 1 Funding, Inc., a Delaware corporation

               Pier Lease, Inc., a Delaware corporation

               Pier-SNG, Inc., a Delaware corporation

               PIR Trading, Inc., a Delaware corporation

                    Pier International Limited, a Hong Kong private company

                         Pier Alliance Ltd., a Bermuda company

                    The Pier Retail Group Limited, a United Kingdom company

                         The Pier (Retail) Limited, a United Kingdom company

                              Pier Direct Limited, a United Kingdom company

               Pier-FTW, Inc., a Delaware corporation

               Pacific Industrial Properties, Inc., a Texas corporation

               Pier Group, Inc., a Delaware corporation

          Pier 1 Holdings, Inc., a Delaware corporation

          Pier 1 Services Company, a Delaware business trust

     Pier 1 National Bank, a national banking association